EXHIBIT 10.5

FORM OF MUTUAL RELEASE OF CLAIMS

In consideration of the mutual covenants and agreements contained in the Separation Agreement and the numbered releases set forth herein, and effective as of the “Effective Date,” as such term is defined in that certain Separation Agreement, dated as of                      , 2005, by and between Starcraft Corporation (“Starcraft”) and Kelly L. Rose (“Rose”) to which this Mutual Release of Claims (“Release”) is attached as Exhibit 3.2(a), the undersigned parties hereby agree as follows:

l. Rose releases and discharges forever Starcraft and its affiliates, and respective directors, employees, officers, attorneys, agents, successors, and assigns, past and present (“Starcraft Released Parties”), and each and all of them, from any and all liabilities, claims, causes of action, charges, complaints, obligations, costs, losses, damages, in any form whatsoever, whether known or unknown, unforeseen, unanticipated, unsuspected or latent, which Rose or his successors in interest now own or hold, or have at any time heretofore owned or held, or may at any time own or hold, by reason of any matter or thing arising out of or relating to the Employment Agreement (as such term is defined in the Separation Agreement) or the Starcraft Released Parties’ discharge thereof (as provided for in the Separation Agreement), or his employment relationship with the Starcraft Released Parties, all prior to the Effective Date; provided that Rose’s rights under the Separation Agreement (and the agreements described therein) will continue and are not released hereby. Rose represents and warrants that he has no claims of the nature being released, and that Starcraft relied upon this representation and warranty in entering into the Separation Agreement and each other Transaction Agreement (as such term is defined in the Separation Agreement).

2. Rose waives any right he may have to re-employment by the Starcraft Released Parties. To the extent that the Starcraft Released Parties owe any financial or other obligation to Rose that is not fully discharged by this Release, Rose agrees that such obligations are fully paid, settled, satisfied, and compromised as part of the exchange of consideration under the Separation Agreement and other Transaction Agreements.

3. Rose understands that he will receive no severance or other payments under the Employment Agreement effective at the Effective Date, but rather in lieu thereof will receive the payments and consideration set forth in the Separation Agreement and other Transaction Agreements.

4. Rose has made no assignment and will make no assignment of the claims which are being released and discharged by this Release.

5. Rose will not file any charges or complaints with any governmental authority based on the claims which are being released and discharged by him in this Release prior to the Effective Date or thereafter; and not institute a lawsuit in any state or federal court, based upon, arising out of, or relating to any claim, demand, or cause of action released herein.

6. Rose will indemnify and hold harmless the Starcraft Released Parties against any loss or liability, whatsoever, including reasonable attorney’s fees, caused by any action or proceeding, in any state or federal courts or administrative processes, which action or proceeding is brought by him or his successors in interest if such action arises out of, is based upon, or is related to any claim, demand, or cause of action released herein.

7. Starcraft, on its behalf and on behalf of its affiliates, directors, employees, officers, attorneys, agents, successors, and assigns, past and present (“Starcraft Releasing Parties”) releases and discharges forever Rose and his successors and assigns (“Rose Released

Parties”), and each and all of them, from any and all liabilities, claims, causes of action, charges, complaints, obligations, costs, losses, damages, in any form whatsoever, whether known or unknown, unforeseen, unanticipated, unsuspected or latent, which they or their successors in interest now own or hold, or have at any time heretofore owned or held, or may at any time own or hold, by reason of any matter or thing arising out of or relating to the Employment Agreement or Rose’s employment relationship with Starcraft prior to the Effective Date. Starcraft represents and warrants that it has no claims of the nature being released, and that Rose relied upon this representation and warranty in entering into the Separation Agreement and each other Transaction Agreement. To the extent that the Rose Released Parties owe any financial or other obligation to Starcraft that is not fully discharged by this Release, Starcraft agrees that such obligations are fully paid, settled, satisfied, and compromised as part of the exchange of consideration under the Separation Agreement and other Transaction Agreements.

8. The Starcraft Releasing Parties have made no assignment and will make no assignment of the claims which are being released and discharged by this Release.

9. The Starcraft Releasing Parties will not file any charges or complaints with any governmental authority based on the claims which are being released and discharged by them in this Release prior to the Effective Date or thereafter; and not institute a lawsuit in any state or federal court, based upon, arising out of, or relating to any claim, demand, or cause of action released herein.

10. The Starcraft Releasing Parties will indemnify and hold harmless the Rose Released Parties against any loss or liability, whatsoever, including reasonable attorney’s fees, caused by any action or proceeding, in any state or federal courts or administrative processes, which action or proceeding is brought by them or their successors in interest if such action arises out of, is based upon, or is related to any claim, demand, or cause of action released herein.

11. Each party acknowledges that they have read this Release and are relying solely upon the contents of this Release and are not relying on any other representations whatsoever of the other party as an inducement to enter into this Release; provided, however, the Parties covenant, acknowledge, understand and agree that this Release does not affect, modify, change or release any rights or benefits or obligations of the parties under the Separation Agreement or the agreements described therein. The parties agree that this Release shall not be construed as an admission on the part of either party of any liability whatsoever. This Release shall be governed by the laws of the State of Indiana.

12. This Agreement, together with each other Transaction Agreement, is the entire agreement of the parties regarding the subject matter hereof. This Release shall be binding upon, and inure to the benefit of, personal representatives, successors, and assigns.

13. The invalidity or unenforceability of any provision of this Release shall not affect the validity or enforceability of any other provisions of this Release, which shall remain in full force and effect.

14. Rose acknowledges that this Release constitutes a knowing and voluntary waiver of any and all rights or claims under the Federal-Age Discrimination In Employment Act (“ADEA” ), as amended by the Older Workers’ Benefit Protection Act of 1990, 29 U.S.C. §§ 621, et seq. Rose understands that he has been notified on November 22, 2004, upon his receipt of this Release that he had 21 days to consider signing this Release. Rose has been advised to consult with an attorney before signing this Release, and has retained and consulted with counsel regarding this Release. Rose understands that he may revoke the portion of this Release that pertains to the release of claims under the ADEA at any time within the seven-day period following his signing of this Release on the date indicated below. He further understands that the foregoing release of claims under the ADEA shall not become effective or enforceable until that seven-day revocation period expires, and that Starcraft will not make any payment to Rose required under any Transaction Agreement or otherwise contingent on the acquisition of Starcraft by Quantum Fuel Systems Technologies Worldwide, Inc. (“Quantum”), pursuant to that certain Agreement and Plan of Merger, dated as of November 23, 2004, by and among Starcraft, Quantum and Quake Sub, Inc., until this seven-day revocation period has expired.

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IN WITNESS WHEREOF the parties have duly executed this Release of Claims on this     th day of                 , 2005.

Kelly L. Rose

STARCRAFT CORPORATION

Michael H. Schoeffler, Co-CEO

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